AMENDMENT NO. 1 OF
                PURCHASE AND CONTRIBUTION AGREEMENT



          AMENDMENT NO. 1, dated as of June 27, 1996, to the Purchase and Contribution Agreement, dated as of November 15, 1994, as amended and restated as of December 29, 1995 (the "Agreement"), among THE LANE COMPANY, INCORPORATED, ACTION INDUSTRIES, INC., BROYHILL FURNITURE INDUSTRIES, INC. and THOMASVILLE FURNITURE INDUSTRIES, INC., as sellers (the "Sellers"), and INTERCO RECEIVABLES CORP., as purchaser (the "Purchaser") (the "Amendment").

                            RECITALS

          WHEREAS, the Sellers and the Purchaser have agreed subject to the terms and conditions of this Amendment, to amend the Agreement as hereinafter set forth.

          Terms used herein but not defined herein shall have the meaning assigned thereto in the Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1. Amendment of Agreement. The Agreement shall be and is hereby amended, as of the date hereof, as follows:

          (a)  The definition of "Eligible Foreign Receivable" in
     Section 1.01 shall be amended to provide in its entirety as follows:

          ""Eligible Foreign Receivable" means a Receivable meeting all of the criteria set forth in either of the following clauses:

               (i) the payment of such Receivable is fully supported by an irrevocable letter of credit issued by an office or branch located in the United States of an Eligible LOC Bank, the Purchaser or its assignee holds a first priority, perfected security interest in such letter of credit, the issuer of such letter of credit has been notified of such security interest and such Receivable satisfies any other requirements as to which the Purchaser or its assignee has notified the Sellers in writing; or

               (ii) the Obligor of such Receivable is a Canadian resident, the Purchaser or its assignee holds a first priority, perfected security interest in such Receivable which is enforceable under applicable Canadian law, the Purchaser or its assignee has received an opinion of Canadian counsel for the Seller, in form and substance satisfactory to the Purchaser or its assignee, as to perfection, enforcement, taxes and such other matters as the





          Agent may reasonably request, and such Receivable satisfies any other requirements as to which the Purchaser or its assignee has notified the Sellers in writing;


     provided, however, that the aggregate Outstanding Balance of Eligible Foreign Receivables which shall be considered Eligible Receivables shall not at any time exceed an amount equal to 10% of the Total Commitment (as defined in the CL Sale Agreement)."

          (b) In subclause (a) of clause (j) of Section 5.01, the reference to "Eligible Receivables" shall be amended to read
     "Receivables".

          2. Execution in Counterparts, Etc. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment. The delivery of a signed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.

          3. Agreement in Full Force and Effect. Except as amended by this Amendment, all of the provisions of the Agreement and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

          4. References to Agreement. From and after the date hereof, (a) all references in the Agreement to "this Agreement", "hereof", "herein", or similar terms and (b) all references to the Agreement in each agreement, instrument and other document executed or delivered in connection with the Agreement, shall mean and refer to the Agreement, as amended by this Amendment.

          5. Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

          6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflict of laws principles thereof.

          IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.





     SELLERS:                   THE LANE COMPANY, INCORPORATED






                                By:  David P. Howard
                                Name:  David P. Howard
                                Title:   Vice President


                                ACTION INDUSTRIES, INC.


                                By:  David P. Howard
                                Name:  David P. Howard
                                Title:  Vice President


                                BROYHILL FURNITURE INDUSTRIES, INC.


                                By:  David P. Howard
                                Name:  David P. Howard
                                Title:  Vice President


                                THOMASVILLE FURNITURE INDUSTRIES, INC.


                                By:  David P. Howard
                                Name:  David P. Howard
                                Title:  Vice President


     PURCHASER:                 INTERCO RECEIVABLES CORP.


                                By:  David P. Howard
                                Name:  David P. Howard
                                Title:  President